UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Rollins, Inc. (the “Company”) adopted resolutions approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock to 170,500,000, consisting of 170,000,000 shares of common stock and 500,000 shares of preferred stock.

During the annual meeting of the Company’s stockholders, the stockholders approved the amendment to the Company’s Certificate of Incorporation. The amendment to the Certificate of Incorporation was adopted and executed on April 25, 2006, and filed with the Secretary of State of Delaware on May 2, 2006. The Certificate of Amendment became effective upon filing. A copy of the Certificate of Amendment is filed herewith as an Exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

(b)	Pro Forma Financial Information

(c)	Shell Company Transactions

(d)	Exhibits

Exhibit Number -------------------	Description --------------

(3)(i)(D)	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: May 3, 2006	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer

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